ASSET PURCHASE AND SUBSCRIPTION AGREEMENT

     THIS ASSET PURCHASE AND SUBSCRIPTION AGREEMENT dated the 5th day of February 1998, by and between Database Technologies, Inc., a Delaware corporation, ("Database") and Palm Desert Art Publishers, Ltd., a California corporation, ("Palm Desert"),

                                   WITNESSETH:

     WHEREAS, Palm Desert is a privately-held corporation engaged in the business of owning contracts with artists who grant it the right to reproduce and sell their artwork,

     WHEREAS, Palm Desert is committed to acquiring privately owned and operated art framing businesses;

     WHEREAS, Palm Desert believes that the development of a public market for its securities may further the growth and expansion of its business;

     WHEREAS, the securities of Database are publicly held and traded through the facilities of the NASD's OTC Bulletin Board; and

     WHEREAS, Palm Desert desires to cause its assets to be acquired by Database in exchange for a controlling interest in the securities of Database.

     NOW,   THEREFORE,   in  consideration  of  their  respective  promises  and
undertakings herein contained, the parties hereto, each intending to be legally bound hereby, do hereby covenant and agree as follows:

                                    ARTICLE I

                       AGREEMENTS TO TRANSFER AND ACQUIRE;
                             CONSIDERATION; CLOSING

     ss.1.1. Agreement to Transfer. On the Closing Date (as defined in ss.1.4) Palm Desert shall sell, convey, transfer, assign, and deliver to Database, and Database shall acquire and accept, substantially all of the assets of Palm Desert, both real and personal, including, without limitation, Palm Desert's furniture, fixtures, business machines, inventories, supplies, semi-finished products, products under development, trademarks, licenses, copyrights, trade names, leasehold interests, options to purchase real or personal property, rights under contracts, notes receivable, securities, franchises, claims, choses in action, permits or licenses to conduct the business of Palm Desert as now carried on, such business as a going concern and its good will, subject to no mortgages, pledges, liens, encumbrances, title retention or other security agreements or arrangements or charges of any kind whatsoever, but excepting:

          (a) Palm Desert's minute book, stock transfer ledger and other organizational or corporate records and any document or record which Palm Desert is required by law to retain in its possession;

          (b) all cash on hand or in banks in excess of the sum of $90,000 (all of the foregoing being referred to herein as the "Assets to be Acquired"); and

          (c) any property or asset of Palm Desert whose sale or assignment or attempted sale or assignment hereunder without the consent of another person would constitute a breach of any agreement or commitment to which Palm Desert is a party or by which it may be bound, if the consent of such person shall not have been obtained prior to the Closing Date; provided, however, that in such event, such property or asset or the proceeds thereof shall be held and/or received by Palm Desert for the benefit of Database and that Database may act as Palm Desert's agent in order to obtain for Database the benefits flowing from ownership of such property or asset.

     ss.1.2. Agreement to Acquire; Consideration. On the Closing Date, Database shall acquire the Assets to be Acquired in consideration of 32,763,661 shares (the "Shares") of the common stock, par value $.001 per share, of Database (the "Common Stock"). On the Closing Date, Database shall deliver 20,083,918 of the Shares to Palm Desert, and shall deliver the remaining 12,679,743 Shares within 90 days of the Closing Date. The Shares, when delivered, shall have been duly and validly issued and shall be fully-paid and non-assessable.

     ss.1.3.  No  Liabilities  Assumed.   Database  shall  assume  none  of  the
liabilities of Palm Desert, whether absolute, accrued, contingent or otherwise.

     ss.1.4. The Closing. The consummation of the sale, conveyance, transfer, assignment and delivery to Database of the Assets to be Acquired shall constitute the Closing. The Closing shall take place at the offices of Database on February 8, 1998 (the "Closing Date") or at such other time or place as shall be mutually agreed upon by Database and Palm Desert.

     ss.1.5. Action to be Taken at and After Closing.

          (a) At the Closing, Palm Desert shall deliver to Database:

               (1) such bills of sale with covenants of general warranty and such other good and sufficient instruments of assignment, transfer or conveyance as shall be necessary or appropriate to vest in or confirm to Database good and marketable title to all properties and assets included in the Assets to be Acquired, subject to no mortgage, pledge, lien, encumbrance, conditional sale agreement, title retention or other security agreement or arrangement or charge of any kind whatsoever;

               (2) actual possession and operating control of the Assets to be Acquired;

               (3) originals or, if unavailable, copies of all Palm Desert's books, records, documents and files, together with all other data relating to the Assets to be Acquired (with the same to remain in the custody of Database for not less than two years and thereafter in accordance with its usual business practice, subject to access thereto by Palm Desert at any reasonable time upon reasonable notice);

               (4) executed copies of the consents  referred to in ss.ss.2.7 and
          4.3 hereof;

               (5) all such other deeds, endorsements, assignments and other instruments as are, in the opinion of Database's counsel, reasonably necessary to vest in Database good and marketable title to the Assets to be Acquired and

               (6) the certificates and opinions of counsel contemplated by ss.ss.8.6 and 8.7.

          (b) From time to time at the request of Database, whether at or after the Closing and without further consideration, Palm Desert at its expense shall execute and deliver to Database such further instruments of sale, conveyance, transfer, assignment and confirmation and take such other action as Database may reasonably request in order more effectively to sell, convey, transfer, vest and confirm in Database any of the Assets to be Acquired.

          (c) At the Closing, Database shall deliver to Palm Desert:

               (1) Duly authorized and executed certificates evidencing the Shares or irrevocable instructions to the Company's transfer agent directing that such certificates be issued;

               (2) the written resignations of all officers and directors of Database other than Allan Wolfe and written instruments terminating the employment of all Database employees;

               (3) executed copies of the consents referred to in ss.ss. 3.8 and
          5.4 hereof, and

               (4) the certificates and opinions of counsel contemplated by ss.ss. 7.6 and 7.7.

          (d) Immediately following the Closing, Allan Wolfe, as the sole remaining director of Database, shall elect such persons as Palm Desert shall designate as officers and directors of Database.

     ss.1.6. Termination and Abandonment. The transactions contemplated herein may be terminated or abandoned at any time prior to, but not after, the Closing by mutual consent of Database and Palm Desert.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PALM DESERT

     Palm Desert represents and warrants to Database as follows:

     ss.2.1. Incorporation; Corporate Power. Palm Desert is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Palm Desert has full power and authority (corporate and other) to own and lease its properties and assets and to conduct its business as and where such properties and assets are now owned or leased and such business is now conducted. The character of the properties and assets now owned and leased by Palm Desert and the nature of the business now conducted by it do not make it necessary for Palm Desert to be licensed or qualified to do business as a foreign corporation in any jurisdiction.

     ss.2.2. Due Authorization of Agreement; No Conflict With Other Instruments. Palm Desert has full power and authority and has taken all necessary and proper action to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all terms and conditions hereof to be performed by Palm Desert. This Agreement constitutes the valid and legally binding obligation of Palm Desert and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of, and compliance with, the terms and provisions hereof do not and will not (i) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Palm Desert; (ii) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of Palm Desert's Articles of Incorporation or By-laws; (iii) conflict with, result in a breach of or constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which Palm Desert is a party or by which it is bound; (iv) result in the creation of any lien, charge, or encumbrance upon any of the Assets to be Acquired under any such agreement or instrument; or (v) terminate or give any party thereto the right to terminate any such agreement or instrument, except such breaches, defaults, liens, charges, encumbrances, or rights of acceleration or termination as have been consented to or waived by the other party or parties to such agreement or instrument or by Database.

     ss.2.3. Compliance with Law. To the best of Palm Desert's knowledge and except as otherwise disclosed by Palm Desert in writing to Database, the operations of Palm Desert have been conducted in substantial compliance with all applicable laws, regulations and other requirements of all federal, state and local governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Palm Desert, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters.

     ss.2.4. Books and Records. The books of account, minute book, stock record book, and other records of Palm Desert, all of which have been made available to Database, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended. The minute book of Palm Desert contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of Palm Desert, and no meeting of either of them has been held for which minutes have not been prepared and are not contained in such minute book.

     ss.2.5. Taxes. Palm Desert has duly filed all tax reports and returns required to be filed by it and all such returns are true, correct and complete. Palm Desert has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of Palm Desert's properties, income, franchises, licenses, sales or payrolls), except such taxes, if any, as are being contested in good faith and as to which it has set aside adequate reserves. There are no tax liens upon any of the Assets to be Acquired, except liens for current taxes not yet due. Palm Desert has not given or been requested to give any waiver or extension of any statute of limitations relating to the payment of taxes. All taxes that Palm Desert is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities.

     ss.2.6. Patents, Trademarks, Trademarks, Etc. No proceeding charging Palm Desert with infringement of any patent, trademark or copyright has been filed or is threatened to be filed. Palm Desert owns, or is licensed or otherwise has all necessary rights to use, convey and transfer, free and clear of the claims of others, all patents, trademarks, licenses, trade names, technology, trade secrets, copyrights, know-how, patterns, manufacturing processes, formulae and customer lists constituting a part of the Assets to be Acquired and used in or useful to the conduct of the business of Palm Desert as heretofore conducted.

     2.7. Consents. Except as otherwise disclosed by Palm Desert in writing to Database, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, licenses, leases or other agreements and consents from governmental agencies, whether federal, state or local. Prior to the Closing Date, Palm Desert will have obtained all such consents, and executed counterpart copies of all consents other than those contemplated by ss.1.1(d) above shall be delivered to Database at the Closing.

     ss.2.8. Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Palm Desert, threatened against or involving the business or operations of Palm Desert, and Palm Desert does not know, or have any reason to know, of any valid basis for any such action, inquiry, proceeding or investigation.

     ss.2.9. Brokers and Finders. Excepting only Palm Desert's understandings and agreements with Dowe & Dowe and A. Joseph Lussier, neither Palm Desert nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     ss.2.10. Palm Desert's Investment Representations and Warranties.

     (a) Palm Desert acknowledges that Database is offering the Shares in reliance upon the representations, warranties and other information set forth herein by Palm Desert.

     (b) Palm Desert represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect thereto.

     (c) Palm Desert represents that its financial condition is such that it is able to bear all risks of (i) holding the Shares and (ii) losing its entire investment in the Shares. Palm Desert represents and warrants that it is acquiring the Shares for its own account, for investment and not with a view towards any resale or other distribution thereof

     (d) Palm Desert acknowledges its understanding (i) that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities act in reliance on an exemption for private offerings, (ii) that there are substantial restrictions on the transfer of Shares under the Securities Act,
(iii) that it may not transfer the Shares unless it supplies Database with a written opinion of counsel reasonably satisfactory to Database to the effect that, or in the opinion of counsel for Database, such transfer complies with all applicable federal and state securities laws, (iv) that a restrictive legend to the foregoing effect shall be imprinted on each certificate evidencing the Shares, (v) that Database has no obligation, nor does it intend, to cause the Shares to be registered under the Securities Act or to take any action to comply or assist Palm Desert to comply with any exemption under the Securities Act, including but not limited to Rule 144 promulgated under the Securities Act and
(vi) that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of the offer and sale of the Shares, nor shall any such agency will do so.

     ss.2.11. Full Disclosure. All the representations and warranties made by Palm Desert herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Palm Desert, its agents or representatives are true and complete, and do not omit any information required to make the statements and information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DATABASE

     Database represents and warrants to Palm Desert as follows:

     ss.3.1. Incorporation; Corporate Power. Database is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Database has full power and authority (corporate and other) to own and lease its properties and assets and to conduct its business as and where such properties and assets are now owned or leased and such business is now conducted. The character of the properties and assets now owned and leased by Database and the nature of the business now conducted by it do not make it necessary for Database to be licensed or qualified to do business as a foreign corporation in any jurisdiction.

     ss.3.2. Due Authorization of Agreement; No Conflict With Other Instruments. Database has full power and authority and has taken all necessary and proper action to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all terms and conditions hereof to be performed by Database. This Agreement constitutes the valid and legally binding obligation of Database and is enforceable against them in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of, and compliance with, the terms and provisions hereof do not and will not (i) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Database; (ii) conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of Database's Articles of Incorporation or By-laws; (iii) conflict with, result in a breach of or constitute a default under or accelerate or permit the acceleration of the performance required by any agreement or instrument to which Database is a party or by which it is bound; (iv) result in the creation of any lien, charge, or encumbrance upon any of Database's assets under any such agreement or instrument; or (v) terminate or give any party thereto the right to terminate any such agreement or instrument, except a breach, default, lien, charge, encumbrance, or right of acceleration or termination which has been consented to or waived by the other party or parties to such agreement or instrument or by Palm Desert.

     ss.3.3. Compliance with Law. To the best of Database's knowledge and except as otherwise disclosed by Database in writing to Palm Desert, the operations of Database have been conducted in substantial compliance with all applicable laws, regulations and other requirements of all federal, state and local governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Database, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters.

     ss.3.4. Capitalization. The authorized capitalization of Database consists of 25,000,000 shares of Common Stock, of which 2,466,082 shares are now, and immediately prior to closing shall be, issued and outstanding. All outstanding shares of Common Stock have been authorized and validly issued and are fully paid and nonassessable. Database is not a party to any agreement relating to the issuance, sale or transfer of any shares of Common Stock. None of the outstanding shares of Common Stock was issued in violation of the Securities Act or any state securities law. Database has now, and will continue to have through the Closing Date, not less than 350 registered holders of the shares of its Common Stock.

     ss.3.5. Financial Statements. Database has delivered to Palm Desert: (a) audited its consolidated balance sheet as at April 30, 1997 (the "Balance Sheet") and as at April 30, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of its independent certified public accountants, and (b) its unaudited consolidated balance sheet at October 30, 1997 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Database as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles consistently applied, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.

     ss.3.6. Books and Records. The books of account, minutebook, stock record book, and other records of Database, all of which have been made available to Palm Desert, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended. The minute book of Database contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of Database, and no meeting of either of them has been held for which minutes have not been prepared and are not contained in such minute book.

     ss.3.7. Taxes. Database has duly filed all tax reports and returns required to be filed by it and all such returns are true, correct and complete. Database has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of Database's properties, income, franchises, licenses, sales or payrolls), except such taxes, if any, as are being contested in good faith and as to which it has set aside adequate reserves. There are no tax liens upon any of its assets, except liens for current taxes not yet due. Database has not given or been requested to give any waiver or extension of any statute of limitations relating to the payment of taxes. All taxes that Database is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities.

     ss.3.8. Consents. Except as otherwise disclosed by Database in writing to Palm Desert, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, licenses, leases or other agreements and consents from governmental agencies, whether federal, state or local. Prior to the Closing Date, Database will have obtained all such consents, and executed counterpart copies of all such consents shall be delivered to Palm Desert at the Closing.

     ss.3.9. Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Database, threatened against or involving the business or operations of Database, and Database does not know, or have any reason to know, of any valid basis for any such action, inquiry, proceeding or investigation.

     ss.3.10. OTC Bulletin Board Service. The Common Stock meets all eligibility requirements for quotation through the OTC Bulletin

Board Service of the National Association of Securities Dealers, Inc. Trading in the shares has not been halted.

     ss.3.11. SEC Filings. Database is required by Section 15(d) of the Securities Exchange Act of 1934, as amended, to file annual and periodic reports with the Securities and Exchange Commission pursuant to Section 13 of said Act. Database has filed all reports required of it.

     ss.3.12. Brokers and Finders. Excepting only Database's understandings and agreements with Arcadia Ventures, neither Database nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     ss.3.13. Full Disclosure. All the representations and warranties made by Database herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Database, its agents or representatives are true and complete, and do not omit any information required to make the statements and information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

     ss.3.14. No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Database, and no event has occurred or circumstance exists that may result in such a material adverse change.

                                   ARTICLE IV

                            COVENANTS OF PALM DESERT

     Palm Desert hereby covenants and agrees with Database:

     ss.4.1. Access and Investigation. Between the date of this Agreement and the Closing Date, Palm Desert will (i) afford Database full and free access to Palm Desert's personnel, properties, contracts, books and records, and other documents and data, and (ii) furnish Database with copies of all such contracts, books and records, and other existing documents and data as Database may reasonably request.

     ss.4.2. Conduct of Palm Desert's Business Pending Closing. Between the date of this Agreement and the Closing Date, Palm Desert will: (i) conduct its business only in the ordinary course; (ii) use its best efforts to preserve intact its current business organization; (iii) maintain its corporate existence, and (iv) refrain from taking or permitting to be taken any action not contemplated by this Agreement that is inconsistent with the representations and warranties given by Palm Desert herein.

     ss.4.3. Consents. Subject to the provisions of ss. 1.1(d), Palm Desert shall use its best efforts to obtain at the earliest practicable date and prior to the Closing all consents necessary to the consummation of the transactions contemplated hereby and shall deliver each such consent to Database promptly after it is obtained.

     ss.4.4. Covenant to Satisfy Conditions. Palm Desert will use its best efforts to insure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within its control.

                                    ARTICLE V
                              COVENANTS OF DATABASE

     Database hereby covenants and agrees with Palm Desert:

     ss.5.1. Access and Investigation. Between the date of this Agreement and the Closing Date, Database will (i) afford Palm Desert full and free access to Database's personnel, properties, contracts, books and records, and other documents and data, and (ii) furnish Palm Desert with copies of all such contracts, books and records, and other existing documents and data as Palm Desert may reasonably request.

     ss.5.2. Conduct of Database's Business Pending Closing. Between the date of this Agreement and the Closing Date, Database will: (i) conduct its business only in the ordinary course; (ii) use its best efforts to preserve intact its current business organization; (iii) maintain its corporate existence, and (iv) refrain from taking or permitting to be taken any action not contemplated by this Agreement that is inconsistent with the representations and warranties given by Database herein.

     ss.5.3. Employees. Database agrees to offer employment to all existing employees of Palm Desert. Database further agrees to apply all payments for accrued wages, salaries and employee benefits which it may receive from Palm Desert at the Closing to the payment of the obligations represented by such payments.

     ss.5.4. Consents. Database shall use its best efforts to obtain at the earliest practicable date and prior to the Closing all consents necessary to the consummation of the transactions contemplated hereby and shall deliver each such consent to Palm Desert promptly after it is obtained.

     ss.5.5. Covenant to Satisfy Conditions. Database will use its best efforts to insure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within its control.

                                   ARTICLE VI
                            COVENANTS OF ALLAN WOLFE

     Wolfe hereby covenants and agrees with Palm Desert and Database as follows:

     ss.6.1. Proxy. Wolfe agrees to vote, at a special meeting of the shareholders of Database to be held as soon as practicable following the consummation of the transactions contemplated hereby, all shares of Database common stock that he beneficially owns and has the right to vote in favor of each of the following proposals:

          (a) The change of the Database's corporate name to the name "Palm Desert Art Publishers" or such other name as may be proposed by Database's board of directors (post-closing);

          (b) To approve a reverse split of the Common Stock;

          (c) To elect any nominees of Palm Desert to Database's board of directors; and

          (d) To ratify the replacement of the Database's independent auditor if any

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF PALM DESERT

     Each and every obligation of Palm Desert under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Palm Desert:

     ss.7.1. Related Agreement. Database and Allan Wolfe shall have entered into a certain Asset Purchase Agreement of even date herewith, by which agreement Wolfe shall have agreed to purchase the so-called software assets of Database

     ss.7.2. Representations and Warranties True. The representations and warranties of Allan Wolfe and the representations and warranties contained in
Article III and each other document delivered or to be delivered by Database to Palm Desert pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     ss.7.3. Performance. Database shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     ss.7.4. Consents. All consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained. In the event that Database, after having used its best efforts to do so, is unable to obtain prior to the Closing Date all required consents, Database shall, if acceptable to Palm Desert, continue to use its best efforts to obtain such consents and shall indemnify Palm Desert for the loss of any economic benefit which Palm Desert may suffer as a result of Database's failure to obtain any required consent.

     ss.7.5. No Government Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     ss.7.6. Certificates. Palm Desert shall have received such certificates of public officials and of the officers of Database evidencing the accuracy of Database's representations and warranties, its compliance with the covenants set forth in this Article VII and such other matters as Palm Desert may reasonably request.

     ss.7.7. Opinion of Counsel. Palm Desert shall have received the opinion of McLane, Graf, Raulerson & Middleton, Professional Association, special counsel to Database with respect to the matters addressed in, and in substantially the form of, paragraphs 1 - 7 of Exhibit A hereto, but subject to such qualifications and limitations as are reasonably acceptable to Palm Desert.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF DATABASE

     Each and every obligation of Database under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by
Database:

     ss.8.1. Related Agreement. Palm Desert shall have entered into a certain Asset Purchase Agreement of even date herewith, by which agreement Allan Wolfe shall have agreed to purchase the so- called software assets of Database

     ss.8.2. Representations and Warranties True. The representations and warranties contained in Article II and each other document delivered or to be delivered by Palm Desert to Database pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     ss.8.3. Performance. Palm Desert shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

     ss.8.4. Consents. All consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained. In the event that Palm Desert, after having used its best efforts to do so, is unable to obtain prior to the Closing Date all required consents, Palm Desert shall, if acceptable to Database, continue to use its best efforts to obtain such consents and shall indemnify Database for the loss of any economic benefit which Database may suffer as a result of Palm Desert's failure to obtain any required consent.

     ss.8.5. No Government Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     ss.8.6. Certificates. Database shall have received such certificates of public officials and the officers of Palm Desert evidencing the accuracy of Palm Desert's representations and warranties, its compliance with the covenants set forth in this Article VIII and such other matters as Database may reasonably request.

     ss.8.7. Opinion of Counsel. Database shall have received the opinion of Dowe and Dowe, special counsel to Palm Desert with respect to the matters addressed in, and in substantially the form of, paragraphs 1 - 4 and 7 of Exhibit A hereto, but subject to such qualifications and limitations as are reasonably acceptable to Database.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     ss.9.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     ss.9.2. Survival of Warranties. The respective representations and warranties of Palm Desert and Database contained herein or in any certificate or other document delivered pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     ss.9.3. Waiver of Compliance. Any failure of Palm Desert, on the one hand, or Database, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Database or Palm Desert, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     ss.9.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     ss.9.5. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

     ss.9.6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     ss.9.7. Headings. The headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     ss.9.8. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                        DATABASE TECHNOLOGIES, INC.


                                        By: ss/Allan S. Wolfe
                                            ------------------------------------
                                            Name:  Alan Wolfe
                                            Title: President

                                        PALM DESERT ART PUBLISHERS, LTD.


                                        By: ss/Hugh G. Pike
                                            ------------------------------------
                                            Name:  Hugh G. Pike
                                            Title: President


                                        ALLAN S. WOLFE
                                        (With respect to obligations set
                                         forth in Article VI only)

                                            ss/Allan S. Wolfe
                                        ----------------------------------------

                                                                       Exhibit A


                           PROPOSED OPINION OF COUNSEL


     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of ____________________ , and has all power and authority (corporate and other) necessary to own and lease its properties and assets and carry on its business as presently conducted.

     2. The Company has all necessary power and authority to enter into and to perform its obligations under the Agreement. All corporate action required to be taken by the Company in order to authorize the transactions contemplated by the Agreement has been duly and validly taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement enforceable in accordance with its terms, subject to the General Qualifications set forth in the American Bar Association Legal Opinion Accord (1991) (the "Enforceability Qualification").

     3. No authorization, approval, exemption or by any governmental or public body or authority is required in connection with the authorization, execution, delivery or performance of the terms of the Agreement by the Company, except such authorizations, approvals, exemptions or consents as have been duly and validly obtained or which, if not obtained, will not have a material adverse effect on the financial condition or business of the Company or impair its ability to perform its obligations under the Agreement.

     4. Neither the execution and delivery of the the consummation of the transactions contemplated therein nor compliance with the terms and provisions thereof will conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company as presently in effect, or (ii), to the best of our knowledge after only such limited investigation [as is described above], any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or agency or of any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company.

     5. The shares of Common Stock issuable pursuant to the Agreement, when and as issued, sold against payment therefor and delivered in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     6. In reliance upon the representations of [the Purchaser] contained in the Agreement [and in its investor questionnaire], and except as otherwise disclosed in Exhibit _____________, the offer and sale to [the Purchaser] of the shares of Common Stock in accordance with the Agreement are
(i) exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, (the "1933 Act") pursuant to the exemption contained in Section _______ of the 1933 Act and [Regulation D promulgated thereunder, assuming the timely filing of Form D with the Securities and Exchange Commission and (ii) exempt from the registration requirements of Section _______ of the [State] Securities Act.

     7. To the best of our knowledge after only such limited investigation as is described [above] and except as disclosed Exhibit _______ to the Agreement, there is no action at law, suit in equity or other proceeding or investigation in any court or by or before any other governmental or public authority or agency or any arbitrator against or affecting, or threatened against, the
Company, which, if determined adversely, either individually or in the aggregate, would have a material adverse effect on the financial condition or business of the Company or impair the Company's ability to perform its obligations under the Agreement.